                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT


                 In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $.01 per share, of COMFORCE Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

                 The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate or incomplete.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 31, 1996.


                                        DOBBINS PARTNERS, L.P.

                                        By:  Dobbins Capital Corporation,
                                             its general partner


                                        By:  /s/ J. Robert Dobbins
                                             ----------------------------------
                                                 J. Robert Dobbins
                                                 President

                                        DOBBINS CAPITAL CORPORATION



                                        By:  /s/ J. Robert Dobbins
                                             ----------------------------------
                                                 J. Robert Dobbins
                                                 President


                                             /s/ J. Robert Dobbins
                                             ----------------------------------
                                                 J. Robert Dobbins